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                                                                    Exhibit 99.9

                           Standby Purchase Agreement

September 6, 2002


Lyford Investments Enterprises Ltd.
720 5/th/ Ave., 9/th/ Floor
New York, New York 10019
Attention: Mr. Alan Quasha


Gentlemen:

         Harken Energy Corporation, a Delaware corporation (the "Company"), proposes to offer up to 95,238,085 shares of the Common Stock, par value $0.01 per share (the "Common Stock"), of the Company, initially for subscription upon the exercise of rights (the "Rights") evidenced by non-transferable subscription certificates (the "Subscription Certificates") to be issued by the Company to holders of shares of Common Stock of the Company of record at the close of business on or about November 1, 2002 (the actual date the Board of Directors of the Company establishes such date hereinafter referred to as the "Record Date") (all shares issuable upon the exercise of Rights by holders of Common Stock shall be referred to as the "Shares").

         The Rights will expire at 5:00 P.M., New York City time, on or about December 20, 2002 (the actual date and time on which the Rights expire, the "Expiration Date"). The Company proposes to sell to Lyford Investments Enterprises Ltd. ("Purchaser"), a number of Shares which, as of the Expiration Date, have not been subscribed for by the holders of Common Stock by the exercise of Rights (the "Securities"). The Company's obligation to sell and deliver the Securities to Purchaser shall be contingent on Purchaser's performance of its obligations under this Agreement. The issuance of the Rights, the offering of the Common Stock to be issued by the Company upon exercise of the Rights and the subscription and purchase of Common Stock upon the terms described in the Prospectus (as hereinafter defined), including the purchase of the Securities pursuant to this Agreement, are herein collectively referred to as the "Rights Offering." The Rights Offering shall be contingent upon approval thereof by the stockholders of the Company at the Annual Meeting of Stockholders presently scheduled to be held on November 19, 2002.

         1.   Representations and Warranties.

         (a) The Company represents and warrants to, and agrees with, Purchaser as set forth below in this Section 1(a). Certain terms used in Section 1 are defined in paragraphs (i) and (xix) of this Section 1(a).

              (i) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"). The Company will file with the Securities and Exchange Commission (the "Commission") a registration statement on such Form for the registration under the Act of the offering of the Rights and the offering and sale of the Securities. The Company will file with the Commission either (A) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the form of a final prospectus) or (B) after effectiveness of such registration statement, a final prospectus in accordance with Rule 424(b). In the case of clause (B), the Company shall include in such registration statement, as amended at the Effective Date, all information required by the Act and the rules thereunder to be included in the

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         Prospectus with respect to the Rights, the Securities and the offering thereof. As filed, such amendment and the form of final prospectus, or such final prospectus, shall contain all required information with respect to the Rights, the Securities and the offering thereof and, except to the extent Purchaser shall agree in writing to a modification, shall be in all substantive respects in the form furnished to Purchaser prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes as the Company has advised Purchaser, prior to the Execution Time, will be included or made therein.

                  The form of prospectus to be used in connection with the offering of the Rights and the offering and sale of the Securities as first filed pursuant to Rule 424(b) or, if no filing pursuant to Rule 424(b) is required, such form of prospectus included in the Registration Statement at the Effective Date, is hereinafter called the "Prospectus." The Prospectus and any related letters from the Company to record or beneficial owners of Common Stock or Rights, related letters from the Company to securities dealers, commercial banks, trust companies and other nominees and other offering materials, in each case disseminated by the Company or by any of its agents with the Company's prior consent, including, without limitation, the Certificates for Subscription Rights, the Instructions as to Use of Rights Certificates, the Notices of Guaranteed Delivery, the Form of Letter to the Holders of Common Stock, and information that the Company may use or authorize for use in connection with the Rights Offering, are collectively referred to hereinafter as the "Offering Materials." Capitalized terms used herein without definition have the meanings assigned to them in the Prospectus.

                  (ii) On the Effective Date, the Registration Statement will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as hereinafter defined), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective rules thereunder; on the Effective Date, the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date, the Prospectus, if not required to be filed pursuant to Rule 424(b), and the Offering Materials did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) and the Offering Materials will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of Purchaser or relating to Purchaser or its affiliates specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

                  (iii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement; and this Agreement has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery of this Agreement by Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except (A) as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (B) as rights to indemnity and contribution hereunder may be limited by Federal or state securities law and/or public policy.

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                  (iv)   Ernst & Young LLP, which has reported upon the audited
         financial statements incorporated by reference in the Registration Statement and the Prospectus, is an independent public accountant as required by the Act and the Exchange Act.

                  (v) The consolidated financial statements and the related notes of the Company incorporated by reference in the Registration Statement and the Prospectus present fairly in accordance with generally accepted accounting principles the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations and cash flows of the Company for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise noted therein and subject, in the case of interim statements, to normal year-end audit adjustments.

                  (vi) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and corporate authority under such laws to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                  (vii) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company.

                  (viii) The outstanding shares of Common Stock, the Rights, the Subscription Certificates and the Securities conform in all material respects to the descriptions thereof contained or incorporated by reference in the Registration Statement and the Prospectus.

                  (ix) The Company had, at the date indicated, the stockholders' equity set forth in the Consolidated Balance Sheets contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                  (x) Prior to or at the Effective Date, the Company will have entered into a subscription agency agreement (the "Subscription Agency Agreement") with a subscription agent (the "Subscription Agent"), which Subscription Agent shall act on behalf of the Company in connection with, among other things, the issuance, exercise, sale and transfer of Rights as part of the Rights Offering. When executed by the Company, the Subscription Agency Agreement will have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Subscription Agent, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (xi) The Rights, when issued and delivered in accordance with the terms of the Rights Offering, will be validly issued, and no holder thereof is or will be subject to personal liability by reason of being such a holder; the shares of Common Stock issuable upon the exercise of the Rights

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         and the Securities, when issued or delivered and paid for in accordance with the terms of the Rights Offering, will be validly issued, fully paid and non-assessable, and no holder thereof is or will be subject to personal liability by reason of being such a holder; and the issuance of the shares of Common Stock issuable upon the exercise of the Rights and the Securities will not be subject to the preemptive rights of any stockholder of the Company.

                  (xii) The Company has taken all valid corporate action to duly reserve such number of its authorized and unissued shares of Common Stock as are deliverable upon consummation of purchases pursuant to the Rights Offering.

                  (xiii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated or described therein, contemplated thereby, or incorporated by reference therein, there has not been (i) any material adverse change in the condition (financial or otherwise), results of operations, earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or
         (ii) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock other than the Rights.

                  (xiv) Except as otherwise stated in the Prospectus or the documents incorporated by reference therein, none of the Company or any of its subsidiaries is in violation of its certificate of incorporation or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that in the aggregate would not have a material adverse effect on the condition (financial or otherwise), results of operations, earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise. The execution and delivery of this Agreement, the issuance and delivery of the Rights and the Securities, the consummation of the Rights Offering and the consummation by the Company of the transaction contemplated in this Agreement, the Registration Statement and the Prospectus, and compliance by the Company with terms of this Agreement do not and will not result in any violation of the charter or by-laws of the Company, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which each of them or any of them may be bound or to which any of their respective properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties (except, in the case of (A) and (B) above, where such conflicts, breaches or defaults or liens, charges or encumbrances in the aggregate would not have a material adverse effect on the condition (financial or otherwise), results of operations, earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise).

                  (xv) Except as otherwise disclosed in the Prospectus or the documents incorporated by reference therein, no authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the Act and the securities or blue sky law of the various states), is required for the offer of the Rights, the offer and sale by the Company of Securities, the consummation of the Rights Offering as set forth in the Registration Statement and the Prospectus or the consummation by the Company of the transactions contemplated in this Agreement and in the Registration Statement and the Prospectus.

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                  (xvi)   Except as disclosed in the Prospectus or the documents
         incorporated by reference therein, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, that is required to be disclosed in the Registration Statement and the Prospectus. There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement or the Prospectus that are not described and filed as required.

                  (xvii) The Securities, when issued, will be authorized for listing on the American Stock Exchange, subject only to official notice of issuance.

                  (xviii) The proceeds of the Rights Offering will be applied as set forth in the Prospectus. The Rights Offering shall have no over-subscription privilege.

                  (xix) The terms which follow, when used in this Agreement, shall have the meanings indicated. "Effective Date" shall mean the date that the Registration Statement becomes effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Registration Statement" shall mean the registration statement referred to in paragraph (i) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended. "Rule 424" refers to such rule under the Act. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Prospectus and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the issue date of the Prospectus deemed to be incorporated therein by reference.

         (b) Purchaser represents and warrants to, and agrees with, the Company as set forth below in this Section 1(b).

                  (i) Purchaser has all requisite partnership power and authority to execute, deliver and perform its obligations under this Agreement; and this Agreement has been duly authorized, executed and delivered by Purchaser and, assuming due execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms except (A) as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (B) as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws and/or public policy.

                  (ii) To the extent that the Registration Statement contains any information concerning Purchaser, on the Effective Date the Registration Statement did or will, and when the prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as hereinafter defined), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder with respect to such information; to the extent that the Registration Statement contains any information

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         concerning Purchaser, on the Effective Date, the Registration Statement
         did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading with respect to such information; and on the Effective Date, to the extent that the Registration Statement contains any information concerning Purchaser, the Prospectus, if not required to be filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading with respect to such information.

                  (iii) The execution and delivery of this Agreement, the purchase of the shares of Common Stock to be purchased by Purchaser hereunder, the consummation by Purchaser of the transactions contemplated in this Agreement, the Registration Statement and the Prospectus and compliance by Purchaser with the terms of this Agreement do not and will not result in any violation of the memorandum or articles of association of Purchaser, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Purchaser or any of its subsidiaries under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which Purchaser or any of its subsidiaries is a party or by which each of them or any of them may be bound or to which any of their respective properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Purchaser or any of its subsidiaries or any of their respective properties (except, in the case of (A) and (B) above, where such conflicts, breaches or defaults or liens, charges or encumbrances in the aggregate would not have a material adverse effect on the condition (financial or otherwise), results of operations, earnings, business affairs or business prospects of Purchaser and its subsidiaries considered as one enterprise).

                  (iv) Except as otherwise disclosed in the Prospectus, no authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the Act and the securities or blue sky laws of the various states) is required for the purchase of the shares of Common Stock to be purchased by Purchaser hereunder as set forth in the Registration Statement and the Prospectus and the consummation by Purchaser of the transactions contemplated in this Agreement and in the Registration Statement and the Prospectus.

                  (v) Described in Schedule 1 hereto are any plans or proposals which the Purchaser may have in regard to the Company and its governance.

         2. Purchase and Sale; Option to Purchase Shares of Common Stock. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to Purchaser, and Purchaser agrees to purchase from the Company at a purchase price per share equal to the subscription price per share specified in the Registration Statement a number of shares of Common Stock (the "Standby Shares") equal to the Shortfall (as defined below) divided by the subscription price per share. The "Shortfall" shall be equal to the amount by which $10,000,000 ("Offering Price") exceeds the aggregate subscription price to be paid by stockholders of the Company (other than the Purchaser) who subscribe for and purchase shares of Common Stock offered in the Rights Offering on or before the Expiration Date.

         As compensation to Purchaser for its commitment hereunder, the Company agrees to pay to Purchaser on September 18, 2002, a Standby Commitment Fee of $600,000 (the "Standby Commitment

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Fee"), in shares of the Company's Common Stock (the "Standby Commitment Fee
Shares"), with each such share being attributed a value ("Value Per Share") equal to the average Market Price of the Common Stock for the five Stock Exchange Business Days preceding the date of this Agreement. "Market Price" means the daily closing sale price of the Common Stock on a Stock Exchange Business Day of the American Stock Exchange. "Stock Exchange Business Day" means any day (other than a Saturday or Sunday) on which the American Stock Exchange is open for business. The Company also agrees to reimburse the Purchaser $50,000 in cash for its legal fees, which cash payment will also be made on September 18, 2002.

         The Company will notify the Purchaser if the Rights Offering will not occur, was not approved by the stockholders or was terminated by the Company (such date of notification, the "Termination Date"), in which event this Agreement will terminate (except for the applicable provisions of this Section 2, Section 4, and Sections 10 through 16). In such event, Purchaser shall be entitled to retain one-half of the Standby Commitment Fee Shares. Within thirty
(30) days from the Termination Date, the Purchaser shall either (x) return the other half of the Standby Commitment Fee Shares to the Company, without payment therefor by the Company, or (y) retain the other half of the Standby Commitment Fee Shares and remit to the Company an amount equal to $300,000, to be paid by the Purchaser by certified or official bank check or by wire transfer and payable in same day funds to an account or accounts designated by the Company. The Purchaser may not assign or delegate any of its rights with respect to the option granted in this Section 2 without the prior written consent of the Company.

         The Purchaser represents and warrants to the Company that (i) it was not created for the purpose of acquiring the Common Stock and is an "accredited investor" (as defined in Rule 501 of Regulation D under Act); (ii) it will be acquiring the Common Stock for its own account, for investment purposes only, and not with a view to the resale or distribution thereof, except pursuant to effective registrations or qualifications relating thereto under the Act and applicable state securities or blue sky laws or pursuant to an exemption therefrom; provided, however, that in making such representation, the Purchaser does not agree to hold the Common Stock for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such sale, transfer or disposition; (iii) it understands that (A) the Common Stock has not been registered under the Act or the securities laws of any state or other jurisdiction in reliance upon exemptions from such registration requirements for non-public offerings; (B) the shares of Common Stock are "restricted securities" as defined in Rule 144 under the Act and may not be sold, pledged or otherwise transferred except pursuant to effective registrations or qualifications relating thereto under the Act and applicable state securities or blue sky laws or pursuant to an exemption therefrom; and (C) the Company has no agreement with the Purchaser to register or qualify the Common Stock under any state or federal securities laws; and (iv) that an appropriate restrictive legend will be placed on the certificate or certificates representing the shares of Common Stock that may be issued pursuant to this
Section 2.

         3. Delivery and Payment. Delivery and payment for the Securities shall be made at 10:00 A.M., New York City time, on the sixth (6/th/) business day following the Expiration Date, which date and time may be postponed by agreement between Purchaser and the Company (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to Purchaser against payment by Purchaser of the respective aggregate purchase prices of the Securities being sold by the Company, by certified or official bank check or by wire transfer and payable in same day funds to an account or accounts designated in writing by the Company at least two business days before the Closing Date; provided, however, that the Purchaser may apply all or a portion of the payment for the Securities to the principal and interest due and owing on the Closing date on the Company's promissory notes payable to the Purchaser. Purchaser shall notify the Company of such application and the amount thereof at least two business days prior to the Closing date, together with documentation reasonably satisfactory to the Company verifying the amount of such application. If a note or notes are paid in full, the Purchaser shall tender the promissory note or notes to the Company for cancellation. Delivery of the

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Securities shall be made at such location as Purchaser shall reasonably designate at least one business day in advance of the Closing Date and payment for such Securities shall be made at such office as the parties may agree upon. Certificates for the Securities shall be registered in such names and in such denominations as Purchaser may request not less than forty-eight hours in advance of the Closing Date.

         4. No Offering by Purchaser. It is understood that Purchaser does not intend to offer the Common Stock (including, but not limited to, the Securities) for sale to the public.

         5.   Agreements.

         (a)  The Company agrees with Purchaser that:

              (i) The Company will use its best efforts to cause the Registration Statement, and any amendments thereof, including any post-effective amendment, to become effective as soon as practicable. Prior to the termination of the offering of the Rights and the Securities, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus without Purchaser's prior consent, which consent shall not be unreasonably withheld or delayed. Subject to the foregoing sentence, if filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to Purchaser of such timely filing. The Company will promptly advise Purchaser (A) when the Registration Statement and any amendment thereto, shall have become effective, (B) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (C) when, prior to termination of the Rights Offering, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (G) if any of the representations and warranties contained in Section 1 hereof becomes inaccurate in any material respect subsequent to the date hereof. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

              (ii) If, at any time when a prospectus relating to the Rights or the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder (including to comply with Item 512(c) of Regulation S-K under the Act), the Company promptly will prepare and file with the Commission, subject to the second sentence of paragraph (a)(i) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance.

              (iii) The Company will furnish to Purchaser without charge as many copies of the Prospectus and any supplement thereto as Purchaser may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the Rights Offering.

              (iv) The Company will arrange for the qualification of the Rights for distribution and offering and the Securities for distribution, offering and sale under the laws of such domestic

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         jurisdictions as Purchaser may designate, and will maintain such qualifications in effect so long as required for the distribution of the Rights or the Securities, as the case may be.

              (v) The Company shall at all times reserve and keep available for issue upon the exercise of the Rights such number of authorized but unissued shares of Common Stock deliverable upon the exercise of the Rights as will be sufficient to permit the exercise in full of all Rights issued.

         6. Conditions to Obligations of Purchaser. The obligations of Purchaser to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of their obligations hereunder and to the following additional conditions:

         (a) The Registration Statement shall have become effective; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

         (b) At the Execution Time and at the Closing Date, the Company shall have furnished to Purchaser certificates of the Company, dated respectively as of the Execution Time and the Closing Date and signed by any two executive officers of the Company, to the effect that the signers of such certificates have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

              (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Execution Time or on and as of the Closing Date, as the case may be, with the same effect as if made at the Execution Time or on the Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Execution Time or Closing Date, as applicable;

              (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

              (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business, business prospects or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus or the documents incorporated by reference therein (exclusive of any supplement thereto).

         (c) Subsequent to the Execution Time or, if earlier, the date as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the business (including the results of operations or management) or properties of the Company and its subsidiaries the effect of which is, in the reasonable judgment of Purchaser, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

         (d) The Company shall have commenced mailing the Subscription Certificates to record holders of the Common Stock promptly following the authorization and approval of the issuance of the Common Stock which may be issued pursuant to the Rights Offering and the terms hereof and shall have completed such mailing expeditiously, and shall have offered the Common Stock for subscription in accordance with the terms and under the conditions set forth in the Prospectus. The Company shall have advised Purchaser daily during the period when the Rights are exercisable of the number of shares of Common Stock subscribed for, and prior to 12:00 Noon, New York City time, on the business day following the Expiration Date, shall have advised Purchaser of the number of shares of Common Stock subscribed for and of the number of Securities.

         (e) Prior to the Closing Date, the Company shall have furnished to Purchaser such further information, certificates and documents as Purchaser may reasonably request.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to Purchaser and its counsel, this Agreement and all obligations of Purchaser hereunder may be canceled at, or at any time prior to, the Closing Date by Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

         7.   Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless Purchaser, the directors, officers, partners, employees and agents of Purchaser and each person who controls Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Rights and the Securities as originally filed or in any amendment thereof, or in the Prospectus or any of the Offering Materials, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) the Rights Offering or the engagement of Purchaser pursuant to, and the performance by Purchaser of the services contemplated by, this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability (A) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by Purchaser specifically for inclusion therein or (B) in the case of clause (a)(ii) of this Section 7, is the result of the bad faith, willful misconduct, or negligence of such indemnified party or any party related to an indemnified party or to have resulted from a breach of this Agreement or a violation of Regulation M under the Exchange Act by the indemnified party, other than actions performed at the written request or with the consent of the Company. This indemnity agreement will be in addition to any liability which Company may otherwise have.

         The Company also agrees that no indemnified party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to or arising out of the engagement of Purchaser pursuant to, or the performance by Purchaser of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court to have resulted from the indemnified party's willful misconduct, bad faith, or negligence or a breach by Purchaser of its obligations under this Agreement.

         (b) Purchaser agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to Purchaser, but only with reference to written information relating to Purchaser furnished to the Company by Purchaser specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which Purchaser may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, representing the indemnified parties who are parties to such action), (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless (x) such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding or (y) such settlement, compromise or consent involves only the payment of money damages and no other relief.

         (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and Purchaser agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, on the one hand, and Purchaser, on the other hand, may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by Purchaser, on the other hand, from the purchase of the Securities; provided, however, that in no case shall Purchaser be responsible for any amount in excess of the aggregate compensation paid hereunder to Purchaser in respect of the Securities purchased by Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, on the one hand, and Purchaser, on the other hand, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and of Purchaser, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Rights Offering (before deducting expenses), as set forth on the cover page of the Prospectus (assuming that all such Rights are exercised), and benefits received by Purchaser shall be deemed to be equal to the total compensation paid to Purchaser hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or Purchaser. The Company and Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, partner, employee and agent of Purchaser shall have the same rights to contribution as Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

         8. Termination. This Agreement shall be subject to termination in the absolute discretion of Purchaser, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time trading in the Company's Common Stock shall have been suspended by the Commission or the American Stock Exchange or trading in securities generally on such Exchange shall have been suspended or limited.

         9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of Purchaser or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of the third paragraph of Section 2 hereof and the provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement.

         10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to Purchaser, will be mailed, delivered or telegraphed and confirmed to it at:

         Lyford Investments Enterprises Ltd.
         720 5/th/ Ave., 9/th/ Floor
         New York, New York 10019
         Attention: Mr. Alan Quasha
         Facsimile: 212-231-3939

or at such other address as Purchaser may hereafter designate by notice to the Company.

If sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at:

         Harken Energy Corporation
         580 WestLake Park Boulevard, Suite 600
         Houston, Texas 77079
         Attention: A. Wayne Hennecke
         Facsimile: (281) 504-4104

or at such other address as the Company may hereafter designate by notice to Purchaser.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. No party to this Agreement may assign its rights under this Agreement to any other person without the prior written consent of the other party hereto, except that Purchaser may assign its rights hereunder to one or more direct or indirect wholly-owned subsidiaries of Purchaser, provided that Purchaser shall continue to be obligated to perform all the obligations to be performed by Purchaser hereunder.

         12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

         13. Business Day. For purposes of this Agreement, "business day" means any day on which the American Stock Exchange is open for trading.

         14. Severablity. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and mutually acceptable to the parties herein.

         15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         16. Amendments. This Agreement may only be amended by an instrument in writing signed by the parties hereto.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first written above.


                                            HARKEN ENERGY CORPORATION


                                            By: /s/ Bruce N. Huff
                                                --------------------------------
                                            Name:  Bruce N. Huff
                                            Title: President


                                            LYFORD INVESTMENTS ENTERPRISES LTD.


                                            By: /s/ Alan G. Quasha
                                                --------------------------------
                                            Name:  Alan G. Quasha
                                            Title: Attorney-in-Fact

                                   SCHEDULE 1

None.

                                       15